EXHIBIT 99.1

INVESTOR PRESENTATION FEBRUARY 2022 REV2.1 Nasdaq: DUOT

Safe Harbor Statement This presentation, as well as other written or oral statements made from time to time, includes “forward - looking statements” . Forward - looking statements are not based on historical information and include, without limitation, statements regarding our future financial condition and results of operations, business strategy and plans and objectives of management for future operations . Forward - looking statements reflect our current views with respect to future events . The words “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “project,” “estimate,” “plans,” “continuing,” or the negative of these words and similar expressions identify forward - looking statements . These forward - looking statements are based upon estimates and assumptions made by us or our officers that, although believed to be reasonable, are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially and adversely as compared to those contemplated or implied by such forward - looking statements . All forward - looking statements involve risks, assumptions and uncertainties . You should not rely upon forward - looking statements as predictors of future events . The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control . Actual results may differ materially from expected results . These risks, assumptions and uncertainties are not all of the important factors that could cause actual results to differ materially from those expressed in any of our forward - looking statements . Other known as well as unknown or unpredictable factors also could harm our results . All of the forward - looking statements we have included in this presentation are based on information available to us on the date of this presentation . We undertake no obligation, and specifically decline any obligation, to update publicly or revise any forward - looking statements, whether as a result of new information, future events or otherwise . In light of these risks, uncertainties and assumptions, the forward - looking events discussed in this presentation might not occur . Any reference to financial projections in this presentation, if any, are for illustrative purposes only and are based upon certain hypothetical assumptions, which we believe are reasonable as of the date of this presentation . The selection of assumptions requires the exercise of judgment and is subject to uncertainty due to the effect that economic or other changes may have on future events . The assumptions used for the projections in this presentation, if any, are those we believe to be most significant to the projections . 2

Who We Are Advanced Technology Solutions Company Headquartered in Jacksonville, FL Strong intellectual property portfolio Founded in 2001 Listed on Nasdaq : DUOT We don’t move commerce ; we help customers move their commerce safer and faster 3

Charles (Chuck) Ferry Chief Executive Officer Scott Carns Chief Commercial Officer Ben Eiser Chief Operating Officer Adrian Goldfarb Chief Financial Officer Connie Weeks Chief Accounting Officer • Over 35 years of military and private - sector leadership • Previously CEO for APR Energy • Previously GM for ARMA Global • 26 years Army veteran • Infantry, ranger, and special operations commander Key member of the Duos team for over 20 years and Army veteran Inventor and innovator of most technology systems at Duos Global projects leadership to ensure on - time, under budget deployment 21 years Army veteran Airborne Infantry and Ranger Unit Leader Over 40 years business experience in technology companies including over 12 years as CFO of public companies Key member of the Duos team for 35 years Responsible for all aspects of financial reporting, internal controls, and auditing Jeff Necciai Chief Technology Officer Over 25 years of experience in designing, developing, and delivering value - driven technology solutions across a wide range of industries Management Team 4

Gen 1 20 - 25 Inspection points Gen 2 Up to 92 NEW Inspection points Rail Portfolio – Railcar Inspection Portal ( r i p ® ) 5

High Resolution Images Captured at 70mph 6

Raw images from multiple sensors Collected, processed, analyzed in cen t raco ® Presented to user to make a decision cen t raco ® + AI | Data Analysis (Rail Sample) 7

Expert AI Added to Training Models Images translated into actionable data Railcar Inspection Portal (rip®) – Artificial Intelligence 8

IMPROVED CUSTOMER EXPERIENCE • Technical Delivery / QA&QC • Operational • Expand customer base / completing initial R&D phase • Recurring Revenue EXPAND RAIL CUSTOMER BASE • Pivot into other sectors through Business Development & R&D Architecture • M&A 2020 - 2021 BUSINESS TURNED AROUND Phase 0 2022 INITIAL GROWTH Phase 1 2023 - 24 GROWTH EXPANSION Phase 2 EXPAND GLOBAL MARKET OPPORTUNITY • International Transportation Markets 9

Our Strategy “Taking proven solutions and technologies, adding our expertise and applying to other industries” Truck Inspection Portal Aircraft Inspection Portal 5G EDGE Data Centers Railcar Inspection Portal $3.5 Billion by FY27 1 MRO sector to grow to $4.7 Billion by FY30 2 $13.5 Billion by FY25 3 Global Cargo Inspection reach $2.3 Billion by FY26 4 (1) Source: Acumen Research and Consulting (2) Source: Copper Mobile (3) Source: PWC (4) Source: PR Newswire 10 5G EDGE Data Centers

2022 Financial Highlights as of 9/1/2021 Initial guidance of $16.5 - $18 million Strategic plan put in place for focus on growing key industry revenues, project execution Growing recurring revenue base Major new contract wins already in - house Q1 2022 with revenues in Q2 – Q4 2022 11

(1) Not directly comparable to current results due to re - presentation (2) Includes $885K one - time charge for severanc e (3) Forgiveness of Cares Act PPP Loan Consolidated Income Statement (in ‘000s) 9 months 2021 (Unaudited) 9 months 2020 (Unaudited) FY 2020 (Audited) FY 2021 (Preliminary) Revenues $4,544 $4,255 $8,039 $8,290 Cost of Revenues $7,721 $4,970 $5,253 (1) Gross Margin ($3,177) ($715) $2,786 (1) Operating Expenses $4,040 $5,507 $9,421 (1) Income (Loss) from Operations ($7,217) ($6,222) ($6,634) (2) Other Income (Expense) $1,408 (3) ($98) ($113) Net Income (Loss) ($5,809) ($6,322) ($6,747) EPS (LPS) ($1.63) ($1.95) ($2.03) Weighted Average Shares Outstanding 3,559 3,248 3,320 12

Balance Sheet (in ‘000s) Sep 30, 2021, 10 - Q (Unaudited) Dec 31, 2020, 10 - K (Audited) Current Assets $3,537 $3,969 Cash, A/R, Contract Assets (1) $2,892 $5,316 Current Liabilities $3,697 $3,636 Deferred Revenue, Contract Liabilities (2) $1,357 $1,025 Debt (SBA Loan) (3) $0 $1,410 Cash $2.3M $4.0M Working Capital ($0.2M) $2.2M Stockholders' Equity $0.9M $1.9M Selected Data (1) Contract Assets become A/R as projects complete milestones (2) Contract Liabilities reduce as project milestones completed (3) SBA Loan was forgiven in Q1 2021 13

(1) Weighted Average Exercise Price: $8,18/share (2) Weighted Average Exercise Price: $5.85/share (3) Common Stock Equivalent as converted = 1,705 Preferred Shares (Series B) Note: Calculated by Intrinsic Value Method As of 02/08/22 Common Stock 5,890,593 Warrants Options 1,376,466 (1) 1,104,838 (2) Series B Convertible Preferred 121,572 (3) Series C Convertible Preferred 0 Total Share Count Fully Diluted 8,493,469 Market Capitalization (Feb. 08, 2022)/Fully Diluted $29.1M/$29.8M Capital Structure 14

Contact Us Duos Technologies Corporate Fei Kwong Duos Technologies Group, Inc. 904 - 652 - 1625 fk@duostech.com Investor Relations Matt Glover or Tom Colton Gateway Investor Relations 949 - 574 - 3860 DUOT@gatewayir.com Nasdaq: DUOT